Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 20, 2014 relating to the consolidated financial statements of Enerplus Corporation and its subsidiaries and the effectiveness of Enerplus Corporation’s internal control over financial reporting appearing in the Annual Report on Form 40-F of Enerplus Corporation for the year ended December 31, 2013.

/s/ Deloitte LLP
Chartered Accountants
Calgary, Canada
November 25, 2014